July 13, 2004	FOR IMMEDIATE RELEASE

CONTACT: Kelly Polonus, Great Southern, 1.417.895.5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Reports Quarterly Earnings of $.48 Per Share

Revenue growth fuels 14% increase in quarterly earnings

Second Quarter 2004 Financial Highlights:

    Earnings per diluted share increases 14% over prior year quarter
    Non-performing assets decline 6% from March 31, 2004
    Net interest income rises 15% over prior year quarter
    Noninterest income increases 13% over prior year quarter
    Deposits grow 2% from March 31, 2004
    Loans increase 4% from March 31, 2004

Springfield, Mo. -- Great Southern Bancorp, Inc. (NASDAQ:GSBC), the holding company for Great Southern Bank, today reported preliminary earnings for the quarter ended June 30, 2004, were $.48 per share ($6,691,000) compared to the $.42 per share ($5,811,000) the company earned during the same quarter in the prior year, an increase of 14%. The company's earnings during the quarters ended June 30, 2004 and 2003, were not impacted by significant non-operating items.

For the six months ended June 30, 2004, preliminary earnings were $.92 per share ($12,882,000) up 14% from the $.81 per share ($11,269,000) the company earned during the same period in the prior year.

For the three months ended June 30, 2004, annualized return on average equity was 21.05%; annualized return on average assets was 1.62%; and net interest margin was 3.81%. For the six months ended June 30, 2004, annualized return on average equity was 20.54%; annualized return on average assets was 1.60%; and net interest margin was 3.81%.

"Great Southern had another strong financial quarter," said Joseph W. Turner, Great Southern president and CEO. "Our earnings growth is a tribute to our focused management team and the energy and dedication of our associates as we build more comprehensive relationships with our customers and clients. We experienced solid loan growth from the first quarter (up $49 million). This loan growth has come from our customer base in the southwest and central Missouri market region, as well as loan offices in Kansas City and Northwest Arkansas. Increases in both net interest income and noninterest income drove our net income growth. In addition, we experienced continued revenue growth over the prior year quarter in our travel and investment divisions."

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Stockholders' equity at June 30, 2004, was $125.6 million (7.4% of total assets), equivalent to a book value of $9.17 per share.

Non-performing assets at June 30, 2004, were $10.1 million, down $6.3 million from December 31, 2003. Non-performings as a percentage of total assets were .60%. Compared to December 31, 2003, non-performing loans decreased $222,000 to $7.2 million while foreclosed assets decreased $6.1 million to $3.0 million. The decrease in non-performing loans was due to the addition and deletion of smaller unrelated loans to the non-performing category. Compared to March 31, 2004, non-performing loans decreased $263,000.

The decrease in foreclosed assets was primarily related to the sale of one asset relationship totaling $6.0 million in the first quarter of this year. This relationship was most recently discussed as foreclosed assets in the December 31, 2003, Annual Report on Form 10-K, and involved condominium buildings and lots, single-family residences and lots, a golf course, and other developed and undeveloped land. Great Southern recognized no additional loss upon the sale of these assets. No significant foreclosed asset additions or sales occurred in the three months ended June 30, 2004.

The stock of Great Southern Bancorp, Inc., is quoted on the Nasdaq National Market System under the symbol "GSBC". The last sale of GSBC stock in the quarter ended June 30, 2004, was $28.91.

Great Southern offers a broad range of banking, investment, insurance and travel services to customers and clients. Headquartered in Springfield, Missouri, Great Southern operates 29 branches and more than 140 ATMs throughout southwest and central Missouri. The company also serves lending needs in metropolitan Kansas City through its Kansas City-based loan production branch and in the Northwest Arkansas region through its loan production office in Rogers, Arkansas.

www.greatsouthernbank.com

When used in this press release the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, changes in economic conditions in the company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans and deposits in the company's market area and competition, that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The company wishes to advise readers that the factors listed above could affect the company's financial performance and could cause the company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The company does not undertake-and specifically declines any obligation- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

The following tables set forth certain selected consolidated financial information of the company at and for the periods indicated. Financial data for all periods is unaudited. In the opinion of management, all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation of the results for and at such unaudited periods have been included. The results of operations and other data for the three and six months ended June 30, 2004 and 2003 are not necessarily indicative of the results of operations which may be expected for any future period.

Selected Financial Condition Data:	June 30, 2004	December 31, 2003
	(Dollars in thousands)

Total assets	$1,700,168	$1,540,723
Loans receivable, gross	1,179,341	1,115,041
Allowance for loan losses	21,978	20,844
Foreclosed assets, net	2,971	9,034
Available-for-sale securities, at fair value	334,848	259,600
Held-to-maturity securities, at amortized cost	49,396	53,944
Deposits	1,232,637	1,137,427
Total borrowings	330,252	276,584
Stockholders' equity	125,620	119,548
Non-performing asset	10,140	16,425

	Three Months Ended		Six Months Ended		Three Months Ended
	June 30,		June 30,		March 31,
	2004	2003	2004	2003	2004
Selected Operating Data:	(Dollars in thousands)
Interest income	$20,497	$18,791	$40,348	$37,368	$19,852
Interest expense	5,732	5,906	11,376	12,151	5,645
Net interest income	14,765	12,885	28,972	25,217	14,207
Provision for loan losses	1,200	1,200	2,400	2,400	1,200
Non-interest income	6,015	5,325	11,546	10,290	5,532
Non-interest expense	9,593	8,327	18,891	16,216	9,298
Provision for income taxes	3,296	2,872	6,345	5,622	3,050
Net income	$6,691	$5,811	$12,882	$11,269	$6,191

Per Common Share:
Net income (fully diluted)	$.48	$.42	$.92	$.81	$.45

Book value	$9.17	$8.24	$9.17	$8.24	$9.15
Earnings Performance Ratios:
Annualized return on average assets	1.62%	1.65%	1.60%	1.62%	1.57%
Annualized return on average stockholders' equity	21.05%	20.71%	20.54%	20.44%	20.01%
Net interest margin	3.81%	3.89%	3.81%	3.81%	3.82%
Average interest rate spread	3.62%	3.68%	3.63%	3.61%	3.63%
Adjusted efficiency ratio (excl. foreclosed assets)	45.73%	44.39%	45.99%	44.24%	46.26%
Non-interest expense to average total assets	2.30%	2.30%	2.31%	2.25%	2.32%
Asset Quality Ratios:
Allowance for loan losses to period-end loans	1.83%	1.97%	1.83%	1.97%	1.85%
Non-performing assets to period-end assets	.60%	1.41%	.60%	1.41%	.68%
Non-performing loans to period-end loans	.60%	.80%	.60%	.80%	.65%
Annualized net charge-offs to average loans	.19%	.24%	.22%	.58%	.25%

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands, except number of shares)

	June 30,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Cash	$ 77,779	$ 67,694
Interest-bearing deposits in other financial institutions	1,563	7,120

Cash and cash equivalents	79,342	74,814
Available-for-sale securities	334,848	259,600
Held-to-maturity securities	49,396	53,944
Mortgage loans held for sale	2,074	1,243
Loans receivable, net of allowance for loan losses of $21,978 - June 2004; $20,844 - December 2003	1,177,267	1,092,954
Interest receivable:
Loans	5,280	5,019
Investments	1,905	1,919
Prepaid expenses and other assets	5,960	7,689
Foreclosed assets held for sale, net	2,971	9,034
Premises and equipment, net	22,360	19,892
Federal Home Loan Bank stock	12,742	11,785
Deferred income taxes	6,023	2,830

Total Assets	$ 1,700,168	$ 1,540,723

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits	$ 1,232,637	$ 1,137,427
Federal Home Loan Bank advances	229,164	204,787
Short-term borrowings	83,026	53,534
Subordinated debentures issued to capital trust	18,062	18,263
Accrued interest payable	1,581	1,679
Advances from borrowers for taxes and insurance	705	202
Accounts payable and accrued expenses	9,120	3,944
Income taxes payable	253	1,339

Total Liabilities	1,574,548	1,421,175

Stockholders' Equity:
Capital stock
Serial preferred stock, $.01 par value; authorized 1,000,000 shares; none issued	--	--
Common stock, $.01 par value; authorized 20,000,000 shares; issued 19,175,209 shares	192	123
Additional paid-in capital	17,547	17,451
Retained earnings	174,163	164,159
Accumulated other comprehensive income:
Unrealized loss on available-for-sale securities, net of income taxes	(3,700)	(65)

	188,202	181,668
Less treasury common stock, at cost	62,582	62,120

Total Stockholders' Equity	125,620	119,548

Total Liabilities and Stockholders' Equity	$ 1,700,168	$ 1,540,723

GREAT SOUTHERN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)

	THREE MONTHS ENDED June 30,		SIX MONTHS ENDED June 30,
	2004	2003	2004	2003
	(Unaudited)		(Unaudited)
INTEREST INCOME
Loans	$ 16,785	$ 15,728	$ 33,149	$ 31,049
Investment securities and other	3,712	3,063	7,199	6,319
TOTAL INTEREST INCOME	20,497	18,791	40,348	37,368
INTEREST EXPENSE
Deposits	4,066	4,229	8,139	8,740
Federal Home Loan Bank advances	1,266	1,341	2,497	2,792
Short-term borrowings and subordinated debentures
issued to capital trust	400	336	740	619

TOTAL INTEREST EXPENSE	5,732	5,906	11,376	12,151

NET INTEREST INCOME	14,765	12,885	28,972	25,217
PROVISION FOR LOAN LOSSES	1,200	1,200	2,400	2,400
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	13,565	11,685	26,572	22,817
NONINTEREST INCOME
Commissions	2,053	1,486	3,986	2,870
Service charges and ATM fees	3,339	2,843	6,175	5,280
Net gains on loan sales	320	565	585	1,117
Net realized gains (losses) on sales of
available-for-sale securities	-	-	(8)	114
Other income	303	431	808	909

TOTAL NONINTEREST INCOME	6,015	5,325	11,546	10,290

NONINTEREST EXPENSE
Salaries and employee benefits	5,317	4,553	10,445	8,832
Net occupancy and equipment expense	1,764	1,551	3,421	3,001
Postage	444	398	875	819
Insurance	187	130	359	292
Advertising	213	187	407	342
Office supplies and printing	203	231	400	440
Expense on foreclosed assets	91	244	258	507
Other operating expenses	1,374	1,033	2,726	1,983

TOTAL NONINTEREST EXPENSE	9,593	8,327	18,891	16,216

INCOME BEFORE INCOME TAXES	9,987	8,683	19,227	16,891
PROVISION FOR INCOME TAXES	3,296	2,872	6,345	5,622

NET INCOME	$ 6,691	$ 5,811	$ 12,882	$ 11,269

BASIC EARNINGS PER COMMON SHARE	$.49	$.42	$.94	$.82

DILUTED EARNINGS PER COMMON SHARE	$.48	$.42	$.92	$.81

DIVIDENDS DECLARED PER COMMON SHARE	$.11	$.09	$.21	$.17